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                                                                   EXHIBIT 23(i)




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Stockholders and Board of Directors of
Allied Devices Corporation
Hicksville, New York

             We hereby consent to the incorporation by reference and inclusion in this Registration Statement on Form S-8 of our reports dated January 10, 2001, relating to the consolidated financial statements of Allied Devices Corporation and its subsidiaries identified by the Company, which appears in the Annual Report of Allied Devices Corporation on Form 10-KSB for the year ended September 30, 2000.

                                         BDO SEIDMAN, LLP

Melville, New York
May 15, 2001